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                                                                    EXHIBIT 10.3

                            BACKWEB TECHNOLOGIES LTD.

                                OPTION AGREEMENT

                    MADE AS OF THE _____DAY OF _______, 200_

BETWEEN:                BACKWEB TECHNOLOGIES LTD.

                        A company incorporated in Israel

                        (the "COMPANY")

                                                                 ON THE ONE PART

AND:                    Name __________________

                        I.D. No._______________

                        Address:_______________

                        (the "GRANTEE")

                                                               ON THE OTHER PART

WHEREAS The Company has duly adopted the Israeli 1996 Employee Option Plan and Appendix A thereto (together, the "ISOP"); a copy of which is attached as EXHIBIT A hereto, forming an integral part hereof; and -

WHEREAS Pursuant to the ISOP, the Company has decided to grant Options to purchase Ordinary Shares, NIS 0.03 nominal value each, of the Company to the Grantee, and the Grantee has agreed to such grant, subject to all the terms and conditions as set forth in the ISOP and as provided in this option agreement (this "OPTION AGREEMENT");

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NOW, THEREFORE, it is agreed as follows:

1.       PREAMBLE AND DEFINITIONS

         1.1 The preamble to this Option Agreement constitutes an integral part hereof.

         1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.

2.       GRANT OF OPTIONS

         2.1 The Company hereby grants to the Grantee the number of Options as set forth in the Notice of Option Grant, attached as EXHIBIT B hereto, forming an integral part hereof. Each Option shall be exercisable for one Option Share, upon payment of the Exercise Price as set forth in EXHIBIT B, subject to the terms and the conditions as set forth in the ISOP and as provided herein.

         2.2 The Grantee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.       PERIOD OF OPTION AND CONDITIONS OF EXERCISE

         3.1 The terms of this Option Agreement shall commence on the Determining Date and terminate at the expiration date set forth in EXHIBIT B, or at the time at which the Option expires pursuant to the terms of the ISOP or pursuant to this Option Agreement.

         3.2 Options may be exercised only to purchase whole Option Shares, and in no case may a fraction of an Option Share be purchased. If any fractional Option Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.       VESTING; PERIOD OF EXERCISE

         Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the vesting dates set forth in EXHIBIT B hereto, provided that the Grantee is an Employee of, or providing services to, the Company and/or its Affiliates on the applicable vesting date.

         All unexercised Options granted to the Grantee shall terminate and shall no longer be exercisable on the expiration date, as described in the ISOP.

5.       EXERCISE OF OPTIONS

         5.1 Options may be exercised in accordance with the provisions of the ISOP.

         5.2 In order for the Company to issue Option Shares upon the exercise of any of the Options, the Grantee hereby agrees to sign any and all documents

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                  required by the Company, any applicable law and/or the
                  Company's Articles of Association.

         5.3 The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of applicable law, rules, or regulations.

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6.       RESTRICTIONS ON TRANSFER OF OPTIONS AND OPTION SHARES

         6.1 The transfer of Options and the transfer of Option Shares shall be subject to the limitations set forth in the ISOP and in the Company's Articles of Association and any shareholders' agreement to which the holders of Ordinary Shares of the Company are bound.

         6.2 With respect to any Approved 102 Option, subject to the provisions of Section 102, the Grantee shall not sell or release from trust any Option Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to, and shall be borne by, the Grantee.

         6.3 With respect to Unapproved 102 Options, if the Grantee ceases to be employed by the Company or any Affiliate, as a condition to the exercise of the Unapproved 102 Options, the Grantee shall deposit with the Company and/or its Affiliate a security or guarantee for discharge of his tax obligations with respect to the Unapproved 102 Options, all in accordance with the provisions of Section 102.

         6.4 The Grantee shall not dispose of any Shares in transactions, which violate, in the opinion of the Company, any applicable laws, rules, or regulations.

         6.5 The Grantee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Grantee's rights according to this Option Agreement).

7.       TAXES; INDEMNIFICATION

         7.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Option Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

         7.2 The Grantee will not be entitled to receive from the Company and/or the Trustee any Option Shares allocated or issued upon the exercise of Options prior to the full payments of the Grantee's tax liabilities arising from Options which were granted to him and/or Option Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Grantee until all payments required to be made by the Grantee have been fully made.

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         7.3      The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE GRANTEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTIONS OR DISPOSING OF THE OPTION SHARES.

         7.4 With respect to Approved 102 Options, the Grantee hereby acknowledges that he is familiar with the provisions of
                  Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Grantee accepts the provisions of the trust agreement signed between the Company and the Trustee, as amended, attached as EXHIBIT C hereto and forming an integral part hereof, and agrees to be bound by its terms.

8.       MISCELLANEOUS

         8.1 No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Grantee to exercise them.

         8.2 Confidentiality. The Grantee shall regard the information in this option agreement and its exhibits attached hereto as confidential information and the Grantee shall not reveal its contents to anyone except when required by law or for the purpose of obtaining legal or tax advice.

         8.3 Continuation of Employment or Service. Neither the ISOP nor this Option Agreement shall impose any obligation on the Company or an Affiliate to continue the Grantee's employment or service and nothing in the ISOP or in this Option Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

         8.4 Entire Agreement. Subject to the provisions of the ISOP, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Grantee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Grantee and the Company with respect to the subject matter hereof.

         8.5 Failure to Enforce - Not a Waiver. The failure of any party to enforce at any time any provisions of this Option Agreement or the ISOP shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         8.6 Provisions of the ISOP. The Options provided for herein are granted pursuant to the ISOP and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions of the ISOP.

                  Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.

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         8.7      Binding Effect. The ISOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

         8.8 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Grantee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Grantee. The Grantee is responsible for notifying the Company in writing of any change in the Grantee's address, and the Company shall be deemed to have complied with any obligation to provide the Grantee with notice by sending such notice to the address indicated below.

Company's Signature:

Name:      ________________

Position:  ________________

Signature: ________________

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I, the undersigned, hereby acknowledge receipt of a copy of the ISOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ISOP and this option agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this option agreement, and fully understand all provisions of this option agreement. I agree to notify the Company upon any change in the residence address indicated above.

         _____________              _______________________
         Date                       Grantee's Signature

ATTACHMENTS:

EXHIBIT A:    1996 EMPLOYEE SHARE OPTION PLAN AND APPENDIX A

EXHIBIT B:    NOTICE OF OPTION GRANT

EXHIBIT C:    TRUST AGREEMENT

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